UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 9, 2006

CTI Group (Holdings) Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-10560	51-0308583
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

333 N. Alabama Street, Suite 240, Indianapolis, Indiana		46204
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	317-262-4582

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

CTI Group (Holdings) Inc. (the "Company") previously reported in a current report on Form 8-K filed with the Securities and Exchange Commission on February 3, 2006 that the Company entered into the Chief Executive Employment Agreement with John Birbeck, the Company’s President and Chief Executive Officer, pursuant to which Mr. Birbeck was entitled to a grant of a stock option to purchase 250,000 shares of Class A common stock on September 13, 2006.
On October 9, 2006, the Company’s board of directors approved the grant of an option to purchase 250,000 shares of Class A common stock (the "Option") to Mr. Birbeck in satisfaction of the foregoing obligation under the Chief Executive Employment Agreement. The Option was granted pursuant to the Company’s Stock Incentive Plan at the exercise price of $0.31 and vested on the date of grant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI Group (Holdings) Inc.

October 13, 2006	By:	/s/Manfred Hanuschek

Name: Manfred Hanuschek
Title: CFO